Exhibit 10.41

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 17th day of August, 2007, by and between BMR-217TH PLACE LLC, a Delaware limited liability company (“Landlord”), and SONUS PHARMACEUTICALS, INC. (“Tenant”).

RECITALS

A.            WHEREAS, Landlord and Tenant entered into that certain Lease dated as of November 21, 2006 (the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 1522 217th Place SE in Bothell, Washington (the “Building”);

B.            WHEREAS, Tenant desires to increase the size of the Premises and Tranche 3; and

C.            WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.             Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.  The Lease, as amended by this Amendment, shall be referred to herein as the “Amended Lease.”

2.             Premises.  The attached Exhibit A replaces and supersedes in its entirety Exhibit A attached to the Lease.

3.             Rentable Area of Building and Premises.  Landlord and Tenant acknowledge that, pursuant to the current Approved Plans, the Rentable Area of the (a) Building is sixty-seven thousand seven hundred ninety-nine (67,799) square feet and (b) Premises is forty-two thousand six hundred twenty-eight (42,628) square feet, in each case subject to further adjustment in accordance with the Lease.  Section 2.2 of the Lease is hereby replaced in its entirety with the following:

In the definitions below, each Rentable Area (as defined below) is expressed in rentable square footage.  Rentable Area and Tenant’s Pro Rata Share are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Rentable Area of Premises	42,628 square feet
Rentable Area of Building	67,799 square feet
Tenant’s Pro Rata Share of Building	62.87%

4.             Increase in Tranche 3.  Section 5.2 of the Lease is hereby replaced in its entirety with the following:

Landlord shall cause to be constructed the tenant improvements in the Premises (the “Tenant Improvements”) pursuant to the Work Letter at a cost to Landlord (the “Tenant Improvement Allowance”) not to exceed Seven Million Six Hundred Seventy-Three Thousand Forty Dollars ($7,673,040) (based upon One Hundred Eighty Dollars ($180) per rentable square foot, as adjusted based on the finally determined Rentable Area of the Premises), which amount shall include the costs of (a) construction, (b) project management by Landlord (which fee shall equal three percent (3%) of the Tenant Improvement Allowance actually paid by Landlord but not less than 3% of the product of the Rentable Area of the Premises times One Hundred Twenty-Five Dollars ($125) per rentable square foot), (c) space planning, architect, engineering and other related services and (d) building permits and other planning and inspection fees.  The Tenant Improvement Allowance shall consist of an allowance of (x) One Hundred Twenty-Five Dollars ($125) per rentable square foot, which shall be expended first, (y) an additional Twenty-Five Dollars ($25) per rentable square foot, which shall be expended second (“Tranche 2”), and (z) an additional Thirty Dollars ($30) per rentable square foot, which shall be expended third (“Tranche 3”).  If the total cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, then the overage shall be paid by Tenant to Landlord prior to the Term Commencement Date.  Tenant shall have until December 31, 2007, to expend the unused portion of the Tenant Improvement Allowance, after which date Landlord’s obligation to fund such costs shall expire.  Tenant shall pay to Landlord, as Additional Rent (the “TI Rent”), Tranche 2 or so much thereof as is actually paid by Landlord amortized over the final one hundred twenty (120) months of the initial Term at a rate of ten percent (10%) per annum, and Tranche 3 or so much thereof as is actually paid by Landlord amortized over the final one hundred twenty (120) months of the initial Term at a rate of twelve percent (12%) per annum.

5.             Broker.  Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment other than Landlord’s Broker and Tenant’s Broker, and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any other broker or agent employed or engaged by it or claiming to have been employed or engaged by it.  Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment other than Landlord’s Broker and Tenant’s Broker, and agrees to indemnify, defend and hold Tenant harmless

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from any and all cost or liability for compensation claimed by any other broker or agent employed or engaged by it or claiming to have been employed or engaged by it.  Tenant shall have no obligation to compensate Landlord’s Broker or Tenant’s Broker due to this Amendment.

6.             No Default.  Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.  Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

7.             Effect of Amendment.  Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.  In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.  From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

8.             Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.

9.             Counterparts.  This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-217TH PLACE LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

SONUS PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A

PREMISES

[Floor Plan]

ACKNOWLEDGEMENT

STATE OF	§
§
COUNTY OF	§

On                  , 200   , before me, a Notary Public in and for said state, personally appeared                                              , personally known to me(or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, in that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

, Notary Public

ACKNOWLEDGEMENT

STATE OF	§
§
COUNTY OF	§

On                  , 200   , before me, a Notary Public in and for said state, personally appeared                                                     , personally known to me(or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, in that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

, Notary Public